AGREEMENT FOR TERMINATION OF CONTRACT
             FOR OPTION TO PURCHASE INTEREST

This Agreement entered into this 26th day of March, 2001 between Kingdom Vision Network, Inc., Colorado corporation, 2053 East Warner Road, Suite 112, Tempe, Arizona 85284 (hereinafter KVN) and Mark Fincannon, individually and as President of ISP LIVE, INC., a Georgia corporation, 327 Dahlonega Street, Suite 401, Cumming, Georgia 30040 (hereinafter ISP). WITNESSETH:

   WHEREAS, ISP is an internet portal and services company, including VISP services, web design and e-commerce services; and

   WHEREAS, KVN and ISP entered into an agreement on March 23, 2000 whereby KVN would purchase 10% of the stock of ISP with an option to purchase up to 20% of the stock, KVN would get 10% of the gross profits of ISP and would loan additional monies to ISP as needed; and

   WHEREAS, KVN and ISP desire to bring about a termination of the March 23, 2000 Contract between the parties.

   NOW THEREFORE, as consideration for the mutual promises set forth herein, it is agreed by and between KVN and ISP as follows:

   1.   Description of Obligation.   ISP has agreed to repay to KVN
the $115,000.00 loan at 11% interest over 18 months at a payment of $7,443.05 per month with the personal guarantee of Mark Fincannon.
ISP has further agreed to move certain equipment, set forth in Exhibit A hereto, from its present location in Cumming, Georgia to 337 Carowinds Boulevard, Suite 101, Ft. Mill, South Carolina and the internet portal and websites created for or on behalf of KVN and its associated companies together with all associated software and computer hardware and all copyrighted proprietary intellectual property rights and interest associated therewith being assigned to
Vision ISP, Inc.   ISP will install the said equipment together with
any additional equipment located at the site and secure the operational integrity of the installed system and equipment.

   ISP and Mark Fincannon, individually, have agreed to maintain the internet portal service and television streaming then installed at Ft. Mill in optimum condition for a period of one year after installation.

   ISP will contemporaneously with this agreement assign the following domain names to the companies listed next thereto:

   kvn.cc                            Kingdom Vision Network, Inc.
   thevisionchannel.com              The Vision Network, Inc.
   thevisionchannel.net              The Vision Network, Inc.
   kvnstore.com                      Kingdom Vision Network, Inc.
   visionisp.com                     Vision ISP, Inc.
   visionisp.net                     Vision ISP, Inc.
   the kingdomchannel.com            Kingdom Vision Network, Inc.
   the kingdomchannel.net            Kingdom Vision Network, Inc.
   the kingdomchannel.org            Kingdom Vision Network, Inc.
   kingdomchannel.com                Kingdom Vision Network, Inc.
   kingdomchannel.net                Kingdom Vision Network, Inc.
   tkingdomchannel.org               Kingdom Vision Network, Inc.

   2.   Consideration.   As consideration for the completion of the
obligations of ISP as set forth in paragraph 1, KVN will immediately release ISP from its obligation under the March 23, 2000 contract to pay 10% of its gross revenues to KVN upon complete installation and operation of the internet portal service and television streaming service in Ft. Mill, South Carolina and the assignment of domain names
to the companies above listed.   KVN will, no later than twevlve (12)
months from the date hereof, forgive ISP of its obligation to repay $115,000.00 at 11% over eighteen (18) months and forgive Mark Fincannon from his guarantee of repayment.

   3. This Agreement shall be governed by the laws of the State of Georgia.

   IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above mentioned.

KINGDOM VISION NETWORK              ISP LIVE, INC.

BY:  /s/ Mark D. Hanby II           By:  /s/ Mark Fincannon
     --------------------                -------------------
     Mark D. Hanby II                    Mark Fincannon
     Executive Vice President            President

                                    By:   /s/ Mark Fincannon
                                          ------------------
                                          Mark Fincannon
                                          Individually